Exhibit 10.1

November 8, 2018

Dan Rushford, Chairman and CEO
Vet Online Supply Inc.
6500 Live Oak Drive
Kelseyville, CA 95451

Re: Resignation Letter

Dear Dan,

Pursuant with my other business and personal obligations I hereby tender my resignation as a Director of Vet Online Supply Inc. effective November 8, 2018.

Further, as my contribution to continue to support the company and its direction I forfeit any/all stock and outstanding debts owed to me under any contract or any agreement as a party between myself and Vet Online Supply Inc.

I have personally enjoyed this journey with you and your team, and look forward to your success story in the pet product market.

Sincerely,

Mathew C. Scott